EXHIBIT 10.1

THIRD AMENDMENT
TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is made and dated as of September 26, 2008 and amends the Credit Agreement dated as of May 25, 2005 (as amended, supplemented or otherwise modified prior to the date hereof, the "Credit Agreement") among MENTOR CORPORATION, a Minnesota corporation (the "Borrower"), BANK OF THE WEST, a California banking corporation, as Administrative Agent (in such capacity, the "Administrative Agent"), UNION BANK OF CALIFORNIA, N. A., a national banking association, as Syndication Agent, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Documentation Agent, and the Lenders from time to time party thereto.

The Borrower, the Administrative Agent and the Lenders wish to amend the Credit Agreement in certain respects and, therefore, for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Amendments.

1(a)         Additional Guarantors.  Paragraph 7(l) of the Credit Agreement is amended to add at the end thereof a new subparagraph (6) to read as follows:

"(6)         No later than 15 Business Days after the consummation of the Reorganization, cause the Parent to become a Guarantor by executing and delivering a Guaranty to the Administrative Agent for the benefit of the Lenders together with (i) the then effective Organization Documents of the Parent, (ii) certificates of Governmental Authorities evidencing that the Parent is in good standing and authorized to conduct its business in the jurisdiction of its organization and in each other jurisdiction reasonably identified by the Administrative Agent, (iii) resolutions or other authorizing approvals adopted or given in accordance with such Organization Documents acceptable to the Administrative Agent and authorizing or approving the execution, delivery and performance of such Guaranty by the Parent, (iv) an incumbency certificate for the Person(s) executing such Guaranty on behalf of the Parent evidencing that such Person(s) holds the office(s) of a Person authorized to execute and deliver the Guaranty on behalf of the Parent, and (v) such opinions of counsel as the Administrative Agent may reasonably request."

1(b)         Use of Proceeds.  Paragraph 7(k) of the Credit Agreement is amended to read as follows:

"7(k)       Use of Proceeds.  Use the proceeds of the Loans and the Letters of Credit (i) for working capital purposes in the ordinary course of business, (ii) to finance Permitted Acquisitions and stock repurchases, (iii) to prepay or repay Subordinated Indebtedness under the Subordinated Notes and (iv) for general corporate purposes."

1(c)         Financial Covenants.  Paragraph 8(k)(4) of the Credit Agreement is amended and a new Paragraph 8(k)(5) is added immediately thereafter, each to read as follows:

"(4)         As of the end of any fiscal quarter beginning with the fiscal quarter ending September 26, 2008, permit the Adjusted Consolidated EBITDA for the four fiscal quarters then ended to be less than $88,000,000"; or

"(5)         As of the end of any fiscal quarter, fail to maintain on a consolidated basis cash and Cash Equivalents that, when added to the Unused Amount, are not less than $50,000,000."

1(d)         In Paragraph 12 of the Credit Agreement, the definitions of "Applicable Rate," "Guarantor," "Guaranty" and "Maturity Date" are amended and new definitions of "Parent," "Reorganization," "Third Amendment" and "Third Amendment Effectiveness Date" are added in correct alphabetical order, each to read as follows:

"'Applicable Rate' shall mean , from time to time, the following percentages per annum, based upon the Senior Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate delivered pursuant to Paragraph 7(b):

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Pricing Level	Senior Leverage Ratio	Adjusted Eurocurrency Rate + ___________ Letter of Credit Fees	Prime Rate +	Commitment Fee
1	>2.00:1.00	2.00%	0.00%	0.35%
2	>1.50:1.00 but <2.00 :1.00	1.75%	0.00%	0.30%
3	>1.00:1.00 but <1.50 :1.00	1.50%	0.00%	0.25%
4	<1.00 : 1.00	1.25%	0.00%	0.25%

Pricing Level 2 shall apply from the Third Amendment Effectiveness Date until a Compliance Certificate is delivered pursuant to Paragraph 7(b) for the period ending March 31, 2009.  As of the date of the delivery of such Compliance Certificate for the period ending March 31, 2009 and thereafter, any increase or decrease in the Applicable Rate resulting from a change in the Senior Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Paragraph 7(b); provided, however, that if a Compliance Certificate is not delivered when due, then Pricing Level 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall continue until such time as the next Compliance Certificate is delivered pursuant to Paragraph 7(b)."

"'Guaranty' shall mean a guaranty of the Secured Obligations substantially in the form of Exhibit E to this Agreement or, in the case of the Parent, substantially in the form of Exhibit A to the Third Amendment to this Agreement dated as of September 26, 2008."

"'Guarantors' shall mean, upon consummation of the Reorganization, the Parent and at all times each other Person that, from time to time, executes and delivers a Guaranty in accordance with the terms of this Agreement."

"'Maturity Date' shall mean the earlier of:  (a) October 31, 2009 and (b) the date the Lenders terminate their obligations to make Loans hereunder pursuant to Paragraph 9 of this Agreement."

"'Parent' shall mean, after the consummation of the Reorganization, Mentor International Holdings, Inc., a Delaware corporation."

"'Reorganization' shall mean the reorganization of the Borrower in accordance with and as described in the Form 8-K filed by the borrower with the United States Securities and Exchange Commission as of August 7, 2008."

"'Third Amendment' shall mean the Third Amendment to this Agreement dated as of September 26, 2008."

"'Third Amendment Effectiveness Date' shall mean the date that the Third Amendment becomes effective in accordance with its terms."

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2.             Conditions.  Unless otherwise agreed by the Required Lenders, this Amendment shall not be effective unless all of the conditions precedent described below shall have been satisfied:

2(a)         Deliveries.  There shall have delivered to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, each of the following (with sufficient copies for each of the Lenders):

(1)           A copy of this Amendment duly executed by the Borrower and the Required Lenders;

(2)           A certificate of an Authorized Officer of the Borrower certifying (a) the names and true signatures of the officers of the Borrower authorized to sign this Amendment; (b) that, except as are attached thereto, there have been no amendments or modifications to the Organization Documents of the Borrower delivered as of the Closing Date, (c) no event has occurred that could result in a Material Adverse Effect, and (d) no event has occurred that would be a Potential Default or Event of Default under the Credit Agreement;

2(b)         Amendment Fee.  The Borrower shall have paid to the Administrative Agent for the pro rata benefit of the Lenders a non-refundable fully earned amendment fee equal to 0.05% of the Aggregate Commitments.

2(c)         Other Actions.  All acts and conditions (including, without limitation, the obtaining of any necessary regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed and to have happened precedent to the execution, delivery and performance of the Loan Documents and to constitute the same legal, valid and binding obligations, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all applicable laws.

2(d)         Satisfaction of Administrative Agent.  All documentation, including, without limitation, documentation for corporate and legal proceedings in connection with the transactions contemplated by the Loan Documents, shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

3.             Representations and Warranties.  The Borrower represents and warrants to the Administrative Agent and the Lenders that:

3(a)         Existence, Qualification and Power.  The Borrower (a) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute and deliver this Amendment and to perform its obligations under this Amendment and the Credit Agreement, as amended hereby and (c) is duly qualified and is licensed and in good standing under the Requirements of Law of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license except to the extent that the failure to have such qualification or license could not reasonably be expected to have a Material Adverse Effect.

3(b)         Authorization; No Contravention.  The execution and delivery of this Amendment and the performance by the Borrower of this Amendment and the Credit Agreement as amended hereby have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of the Borrower's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation (other than under the Credit Agreement) of the Borrower or any of its Subsidiaries or affecting the Borrower or any of its Subsidiaries or the properties of the Borrower or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Requirement of Law.  The Borrower and each of its Subsidiaries is in compliance with all Contractual Obligations referred to in clause (b)(i), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

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3(c)         Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution and delivery of the this Amendment by the Borrower or performance by or enforcement against the Borrower of this Amendment or the Credit Agreement.

3(d)         Binding Effect.  This Amendment and the Credit Agreement have been, duly executed and delivered by the Borrower.  This Amendment and the Credit Agreement as amended hereby constitute a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insurance or similar laws affecting the enforcement of creditors' rights generally.

4.             Miscellaneous Provisions.

4(a)         Reaffirmation and Ratification.  The Borrower, and by its signature below, any Guarantor, hereby reaffirms all of its agreements under the Credit Agreement, as amended hereby, and the Loan Documents to which it is a party, and ratifies all action taken and not taken thereunder on or prior to the effectiveness of this Amendment.

4(b)         Severability.  The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder or thereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions hereof or thereof.

4(c)         Governing Law.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to its choice of law rules.

4(d)         Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

MENTOR CORPORATION,
a Minnesota corporation

By:          /s/Michael O'Neill
Michael O'Neill
Vice President and Chief Financial Officer

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BANK OF THE WEST, as Administrative Agent

By:          /s/John Hyche
Name:     John Hyche
Title:       Senior Vice President

BANK OF THE WEST, as a Lender

By:          /s/John Hyche
Name:     John Hyche
Title:       Senior Vice President

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UNION BANK OF CALIFORNIA, N.A., as Syndication Agent and a Lender

By:          /s/N. St. Clair
Name:     Nick St. Clair
Title:       Credit Officer

S-3

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Documentation Agent and a Lender

By:          /s/J. Robillard
Name:     Joseph Robillard
Title:       Relationship Manager

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THE GOVERNOR & COMPANY OF THE BANK OF IRELAND, as a Lender

By:          /s/Elaine Crowley
Name:     Elaine Crowley
Title:       Authorized Signatory

By:          /s/Emer Dalton
Name:     Emer Dalton
Title:       Authorized Signatory

S-5

COMERICA BANK, as a Lender

By:          /s/Elise Moore
Name:     Elise M. Moore
Title:       Vice President

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PACIFIC CAPITAL BANK, N.A., a national banking association doing business as Santa Barbara Bank & Trust, as a Lender

By:          /s/Steve Mihalic
Name:     Steve Mihalic
Title:       Senior Vice President

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U.S. BANK, NATIONAL ASSOCIATION, as a Lender

By:          /s/Richard J. Ameny, Jr.
Name:     Richard J. Ameny, Jr.
Title:       Vice President

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FIRST BANK, as a Lender

By:          /s/David C. Walker
Name:     David C. Walker
Title:       Vice President

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REAFFIRMATIONS

AS OF THE DATE FIRST ABOVE WRITTEN, THE UNDERSIGNED GUARANTOR acknowledges receipt of a copy of the foregoing Amendment, reaffirms each of the Loan Documents to which it is a party (the "Guarantor Documents"), acknowledges that the execution and delivery of the Amendment and the performance of the Credit Agreement, as amended thereby, have no affect on such Guarantor's agreements and obligations under the Guarantor Documents, all of which remain the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

MENTOR TEXAS L.P.,

By:            Mentor Texas GP LLC, its General Partner
By:            /s/Michael O'Neill
Name:       Michael O'Neill, Secretary and Treasurer

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CERTIFICATE OF AUTHORIZED OFFICER

The undersigned hereby certifies to Agent and each Lender that (1) each Loan Party has previously delivered to Agent a true, correct and  complete copy of such Loan Party's organizational documents (collectively, the "Delivered Organization Documents"), (2) since such delivery, there has been no change in the Delivered Organization Documents except for those changes attached hereto, and, except as disclosed on an attachment, no such document has been repealed, revoked, rescinded or amended in any respect, and each remains in full force and effect, (3) each Loan Party remains in good standing in the jurisdiction of its organization, (4) except for those resolutions attached hereto (which were duly adopted by the parties named therein), the resolutions (the "Delivered Resolutions") previously delivered to Agent by the Loan Parties authorize the execution, delivery and performance of the foregoing Amendment by the Loan Parties, (5) the Delivered Resolutions authorize Person(s) holding the office(s) indicated above or, if none, the office(s) held by the Person(s) executing the foregoing (the "Authorized Executing Office") to execute the foregoing Amendment on behalf of the applicable Loan Parties, (6) the Person executing the foregoing Amendment on behalf of each Loan Party has been duly elected and now holds the Authorized Executing Office set forth below his(her) name, and the signature set forth above is his(her) true signature, (7) the undersigned is authorized to deliver this Certificate on behalf of each Loan Party, and (8) the Administrative Agent and each Lender may conclusively rely on this Certificate unless and until superseding documents shall be delivered to Agent.

Executed this 26th day of September, 2008.

MENTOR CORPORATION,
a Minnesota corporation

By:          /s/Michael O'Neill
Michael O'Neill
Vice President and Chief Financial Officer

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CERTIFICATE OF AUTHORIZED OFFICER

The undersigned, an Authorized Officer of Mentor Corporation, a Minnesota corporation (the "Borrower"), hereby certifies to the other parties to the Credit Agreement dated as of May 25, 2005 (as amended, supplemented or otherwise modified prior to the date hereof, the "Credit Agreement") among the Borrower, Bank of the West, a California banking corporation, as Administrative Agent and the Lenders from time to time party thereto that, as of the date hereof, (a) no event has occurred that could result in a Material Adverse Effect, and (b) no event has occurred that would be a Potential Default or Event of Default under the Credit Agreement.  Terms used in this Certificate are used as defined in the Credit Agreement.

Executed this 26th day of September, 2008.

MENTOR CORPORATION,
a Minnesota corporation

By:          /s/Joseph A. Newcomb
Joseph A. Newcomb
Vice President General Counsel and Secretary

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Exhibit A

Form of Parent Guaranty

GUARANTY

This Guaranty (this "Guaranty") is made as of __________, 2008, by and among the undersigned (the "Guarantor"), in favor of BANK OF THE WEST, a California banking corporation, as Administrative Agent (the "Administrative Agent"), and the Guaranteed Parties, as such term and other capitalized terms used, but not otherwise defined in this Guaranty, are defined in the Credit Agreement dated as of May 25, 2005 (as the same may be modified, amended and restated from time to time, herein called the "Credit Agreement") among MENTOR CORPORATION, a Minnesota corporation (the "Borrower"), the Administrative Agent, UNION BANK OF CALIFORNIA, N.A. as Syndication Agent, WELLS FARGO BANK, N.A., as Documentation Agent and the Lenders party thereto (the "Lenders").

Pursuant to the Credit Agreement, the Lenders have agreed to extend credit to the Borrower on the terms and subject to the conditions contained therein, including the condition that the Guarantor execute and deliver this Guaranty for the benefit of the Guaranteed Parties, and the Guarantor has determined that it will derive direct and indirect economic benefits pursuant to the terms of the Credit Agreement.

NOW, THEREFORE, in consideration of the  above recitals and for other good and valuable consideration, receipt of which is hereby acknowledged, the Guarantor hereby agrees for the benefit of the Guaranteed Parties as follows:

ARTICLE I

RULES OF INTERPRETATION
AND DEFINITIONS

SECTION 1.01. Rules of Interpretation.

(a)           Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

(b)           The rules of interpretation specified in Paragraph 11(s) of the Credit Agreement shall be applicable to this Guaranty.

(c)           The word "include(s)" means "include(s), without limitation." and the word "including" means "including, but not limited to."  When the context and construction so require, all words used in the singular shall be deemed to have been used in the plural and vice versa.  No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Guaranty.  All headings appearing in this Guaranty are for convenience only and shall be disregarded in construing this Guaranty.

(d)           If this Guaranty is executed by more than one Person, all references to the "Guarantor" herein shall be construed as referring to each such Person, all of whom shall be jointly and severally liable hereunder.

SECTION 1.02. Definition of Certain Terms Used Herein. As used herein, the following term shall have the following meanings:

"Guaranteed Obligations" shall mean the Secured Obligations, the obligation of the Borrower to repay any and all other indebtedness, obligations and liabilities of every kind and character of the Borrower to the Administrative Agent and the Lenders, or any one or more of them, whether now existing or hereafter arising, whether due and owing or to become due and owing, whether joint or several, or joint and several, whether absolute or contingent, as created by, evidenced by, arising in connection with and/or owing at any time under the Credit Agreement.

"Guaranteed Parties" shall mean (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) the Issuing Bank, (e) the Swing Line Lender, (f) each counterparty to a Permitted Hedge entered into with the Borrower or a Subsidiary of the Borrower if such counterparty was a Lender (or an Affiliate of a Lender) at the time the Permitted Hedge was entered into, (g) the beneficiaries of each indemnification obligation undertaken by the Borrower or the Guarantor under any Loan Document and (h) the successors and assigns of each of the foregoing.

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ARTICLE II

GUARANTY

SECTION 2.01.  Guaranty.  Each Guarantor hereby absolutely and unconditionally guarantees to the Guaranteed Parties the prompt payment and performance when due (whether at its maturity, by lapse of time, by acceleration or otherwise) of the Guaranteed Obligations.  This is a guaranty of payment, not of collection.  If the Borrower defaults in the payment when due of the Guaranteed Obligations or any part thereof, the Guarantor shall in lawful money of the United States pay on demand, all sums due and owing on such Guaranteed Obligations, including all interest, charges, fees and other sums, costs and expenses.

SECTION 2.02.  Guaranty to be Absolute.  Each Guarantor expressly agrees that until the Guaranteed Obligations are paid and performed in full and each and every term, covenant and condition of this Guaranty is fully performed, the Guarantor shall not be released by or because of: (a) any act or event which might otherwise discharge, reduce, limit or modify the Guarantor's obligations under this Guaranty; (b) any waiver, extension, modification, forbearance, delay or other act or omission of the Administrative Agent or any Lender or their failure to proceed promptly or otherwise as against the Borrower, the Guarantor or any security; (c) any action, omission or circumstance which might increase the likelihood that the Guarantor may be called upon to perform under this Guaranty or which might affect the rights or remedies of the Guarantor as against the Borrower; or (d) any dealings occurring at any time between the Borrower and any Lender, whether relating to the Guaranteed Obligations or otherwise.  Each Guarantor hereby expressly waives and surrenders any defense to its liability under this Guaranty based upon any of the foregoing acts, omissions, agreements, waivers or matters.  It is the purpose and intent of this Guaranty that the obligations of each Guarantor under it shall be absolute and unconditional under any and all circumstances.

ARTICLE III

RIGHTS OF GUARANTEED PARTIES

SECTION 3.01.  Authorized Action.  Each Guarantor authorizes the Guaranteed Parties to perform any or all of the following acts at any time in their sole discretion, all without notice to the Guarantor and without affecting the Guarantor's obligations under this Guaranty:  (a) alter any terms of the Guaranteed Obligations or any part of them, including renewing, compromising, extending or accelerating, or otherwise changing the time for payment of, or increasing or decreasing the rate of interest on, the Guaranteed Obligations or any part of them; (b) take and hold security for the Guaranteed Obligations or this Guaranty, accept additional or substituted security for either, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect and sell or otherwise dispose of any such security; (c) direct the order and manner of any sale of all or any part of any security now or later to be held for the Guaranteed Obligations or this Guaranty, and also bid at any such sale; (d) apply any payments or recoveries from the Borrower, any other Guarantor or any other source, and any proceeds of any security, to the Borrower's obligations under the Credit Agreement in such manner, order and priority as the Administrative Agent and the Lenders may elect, whether or not those obligations are guaranteed by this Guaranty or secured at the time of the application; (e) release the Borrower of its liability for any obligations comprising the Guaranteed Obligations or any part thereof; (f) substitute, add or release any one or more guarantors or endorsers; (g) in addition to the extensions of credit accommodations under the Credit Agreement, any Lender may extend other credit to the Borrower, and may take and hold security for the credit so extended, all without affecting the Guarantor's liability under this Guaranty.

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ARTICLE IV

WAIVERS

SECTION 4.01.  Guarantor's Waivers.  The Guarantor waives, to the fullest extent permitted by law: (a) all statutes of limitations as a defense to any action or proceeding brought against the Guarantor by the Guaranteed Parties; (b) any right it may have to require the Guaranteed Parties to proceed against the Borrower or the Guarantor, proceed against or exhaust any security held from the Borrower or the Guarantor, or pursue any other remedy in the Guaranteed Parties' power to pursue; (c) any defense based on any claim that the Guarantor's obligations exceed or are more burdensome than those of the Borrower or any other guarantor; (d) any defense based on:  (i) any legal disability of the Borrower or the Guarantor, (ii) any release, discharge, modification, impairment or limitation of the liability of the Borrower or the Guarantor to the Guaranteed Parties from any cause, whether consented to by the Guaranteed Parties or arising by operation of law or from any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships ("Insolvency Proceeding") and (iii) any rejection or disaffirmance of the Guaranteed Obligations, or any part thereof, or any security held therefor, in any such Insolvency Proceeding; (e) any defense based on any action taken or omitted by the Guaranteed Parties in any Insolvency Proceeding involving the Borrower or the Guarantor, including any election to have the claims of the Guaranteed Parties allowed as being secured, partially secured or unsecured, any extension of credit by the Guaranteed Parties to the Borrower or the Guarantor in any Insolvency Proceeding, and the taking and holding by the Administrative Agent or any Lender of any security for any such extension of credit; (f) all presentments, demands for performance, notice of intention to accelerate, notice of acceleration, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind; and (g) any defense based on or arising out of any defense that the Borrower or the Guarantor may have to the payment or performance of the Guaranteed Obligations or any part of them.

SECTION 4.02.  Waivers of Subrogation and Other Rights.

(a)           Upon a default by the Borrower, the Guaranteed Parties, in their sole discretion, without prior notice to or consent of the Guarantor, may elect to: (i) foreclose either judicially or nonjudicially against any real or personal property security it may hold for the Guaranteed Obligations, (ii) accept a transfer of any such security in lien of foreclosure, (iii) compromise or adjust the Guaranteed Obligations or any part thereof or make any other accommodation with the Borrower or the Guarantor, or (iv) exercise any other remedy against the Borrower, the Guarantor or any security.  No such action by the Guaranteed Parties shall release or limit the liability of the Guarantor, who shall remain liable under this Guaranty after the action, even if the effect of the action is to deprive the Guarantor of any subrogation rights, rights of indemnity, or other rights to collect reimbursement from the Borrower or the Guarantor for any sums paid to the Guaranteed Parties, whether contractual or arising by operation of law or otherwise.  Each Guarantor expressly agrees that under no circumstances shall it be deemed to have any right, title, interest or claim in or to any real or personal property to be held by the Guaranteed Parties or any third party after any foreclosure or transfer in lieu of foreclosure of any security for the Guaranteed Obligations.

(b)           Regardless of whether the Guarantor may have made any payments to the Guaranteed Parties, each Guarantor forever waives:  (i) all rights of subrogation, all rights of indemnity, and any other rights to collect reimbursement from the Borrower and any other Guarantor for any sums paid to the Guaranteed Parties, whether contractual or arising by operation of law (including the United States Bankruptcy Code or any successor or similar statute) or otherwise, (ii) all rights to enforce any remedy that the Administrative Agent or any Lender may have against the Borrower or any other Guarantor, and (iii) all rights to participate in any security now or later to be held by the Guaranteed Parties for the Guaranteed Obligations.

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SECTION 4.03.  Right to Non-judicially Foreclose.  The Guaranteed Parties may, at their election, foreclose on any security held for the Guaranteed Obligations by one or more judicial or nonjudicial sales, or exercise any other right or remedy the Guaranteed Parties may have against the Borrower, or any security, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Guaranteed Obligations have been paid.  Each Guarantor unconditionally and irrevocably waives all rights and defenses that the Guarantor may have because the Guaranteed Obligations are or become secured by real property.  This means, among other things:  (a) the Guaranteed Parties may collect from the Guarantor without first foreclosing on any real or personal property collateral pledged by the Borrower; (b) if the Guaranteed Parties foreclose on any real property collateral pledged by the Borrower:  (i) the amount of the Guaranteed Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (ii) the Guaranteed Parties may collect from the Guarantor even if such foreclosure operates, pursuant to applicable law, to impair or extinguish any right of the Guarantor against the Borrower.  Each Guarantor understands and acknowledges that if the Guaranteed Parties foreclose judicially or nonjudicially against any real property security for the Borrower's obligations, such foreclosure could impair or destroy any right or ability that the Guarantor may have to seek reimbursement, contribution, or indemnification for any amounts paid by the Guarantor under this Guaranty.  Each Guarantor further understands and acknowledges that in the absence of this waiver such potential impairment or destruction of the Guarantor's rights, if any, may entitle the Guarantor to assert a defense to this Guaranty based on California Code of Civil Procedure §580d as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d 40, 71 Cal. Rptr. 64 (1968), on the grounds, among others, that the Guaranteed Parties should be estopped from pursuing the Guarantor because the Guaranteed Parties' election to foreclose may have impaired or destroyed such subrogation, reimbursement, contribution, or indemnification rights of the Guarantor.  By execution of this Guaranty, each Guarantor intentionally, freely, irrevocably, and unconditionally:  (i) waives and relinquishes that defense and agrees that the Guarantor will be liable, on a joint and several basis, under this Guaranty even though the Guaranteed Parties had foreclosed judicially or nonjudicially against any real or personal property collateral for the Borrower's obligations; (ii) agrees that the Guarantor will not assert that defense in any action or proceeding which the Guaranteed Parties may begin to enforce this Guaranty; and (iii) acknowledges and agrees that the rights and defenses waived by the Guarantor in this Guaranty include any right or defense that the Guarantor may have or be entitled to assert based on or arising out of any one or more of California Code of Civil Procedure §§580a, 580b, 580d, or 726, or California Civil Code §2848.  Without limiting the foregoing, each Guarantor waives all rights and defenses arising out of an election of remedies by the Guaranteed Parties, even though that election of remedies, such as nonjudicial foreclosure with respect to security for the Guaranteed Obligations, has destroyed the Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure.  Each Guarantor intentionally, freely, irrevocably and unconditionally waives and relinquishes all rights which may be available to it under any provision of California law or under any California judicial decision, including, without limitation, Section 580a and 726(b) of the California Code of Civil Procedure, to limit the amount of any deficiency judgment or other judgment which may be obtained against the Guarantor under this Guaranty to not more than the amount by which the unpaid Guaranteed Obligations plus all other indebtedness due from the Borrower under the Credit Agreement and the Loan Documents exceeds the fair market value or fair value of any real or personal property securing said Guaranteed Obligations and any other indebtedness due from the Borrower under the Credit Agreement, Security Agreement and the other Security Documents, including, without limitation, all rights to an appraisement of, judicial or other hearing on, or other determination of the value of said property.  Each Guarantor acknowledges and agrees that, as a result of the foregoing waiver, the Guaranteed Parties may be entitled to recover from the Guarantor an amount which, when combined with the value of any real or personal property foreclosed upon by the Guaranteed Parties (or the proceeds of the sale of which have been received by the Guaranteed Parties) and any sums collected by the Guaranteed Parties from the Borrower or other persons, might exceed the amount of the Guaranteed Obligations plus all other indebtedness due from the Borrower under the Credit Agreement and the Loan Documents.

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ARTICLE V

MISCELLANEOUS

SECTION 5.01.  Revival and Reinstatement.  If the Guaranteed Parties are required to pay, return or restore to the Borrower or any other Person any amounts previously paid on the Guaranteed Obligations because of any Insolvency Proceeding of the Borrower or any other Person, any stop notice or any other reason, the obligations of the Guarantor shall be reinstated and revived, and the rights of the Guaranteed Parties shall continue with regard to such amounts, all as though they had never been paid.

SECTION 5.02.  Information Regarding the Borrower.  Before signing this Guaranty, each Guarantor investigated the financial condition and business operations of the Borrower and such other matters as the Guarantor deemed appropriate to assure itself of the Borrower's ability to discharge its obligations under the Credit Agreement and other Loan Documents.  Each Guarantor assumes full responsibility for that due diligence, as well as for keeping informed of all matters which may affect the Borrower's ability to pay and perform its obligations hereunder.  The Guaranteed Parties do not have any duty to disclose to the Guarantor any information which they may have or receive about the Borrower's financial condition, business operations, or any other circumstances bearing on its ability to perform.

SECTION 5.03.  Subordination.  Any rights of the Guarantor, whether now existing or later arising, to receive payment on account of any indebtedness (including interest) owed to it by the Borrower or any subsequent owner of any real property collateral for the Guaranteed Obligations, or to withdraw capital invested by it in the Borrower, or to receive distributions from the Borrower, shall at all times be subordinate as to Lien and time of payment and in all other respects to the full and prior repayment to the Guaranteed Parties of the Guaranteed Obligations.  Each Guarantor shall not be entitled to enforce or receive payment of any sums hereby subordinated until the Guaranteed Obligations have been paid and performed in full and any such sums received in violation of this Guaranty shall be received by the Guarantor in trust for the Guaranteed Parties.

SECTION 5.04.  Authorization; No Violation.  Each Guarantor is authorized to execute, deliver and perform under this Guaranty, which is a valid and binding obligation of the Guarantor except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.  No provision or obligation of the Guarantor contained in this Guaranty violates any applicable law, regulation or ordinance, or any order or ruling of any court or governmental agency.  No such provision or obligation conflicts with, or constitutes a breach or default under, any agreement to which a Guarantor is a party.

SECTION 5.05.  Additional and Independent Obligations.  Each Guarantor's obligations under this Guaranty are in addition to its obligations under any other existing or future guaranties, each of which shall remain in full force and effect until it is expressly modified or released in a writing signed by the beneficiary of such other guaranty or guaranties.  Each Guarantor's obligations under this Guaranty are independent of those of the Borrower on the Guaranteed Obligations.  The Guaranteed Parties may bring a separate action, or commence a separate reference or arbitration proceeding against a Guarantor without first proceeding against the Borrower, any other Person or any security that the Administrative Agent or any Lender may hold, and without pursuing any other remedy.  The Guaranteed Parties rights under this Guaranty shall not be exhausted by any action by the Guaranteed Parties until the Guaranteed Obligations have been paid and performed in full.

SECTION 5.06.  No Waiver; Consents; Cumulative Remedies.  Each waiver by the Guaranteed Parties must be in writing, and no waiver shall be construed as a continuing waiver.  No waiver shall be implied from delay by the Guaranteed Parties in exercising or failure to exercise any right or remedy against the Borrower, the Guarantor or any security.  Consent by the Guaranteed Parties to any act or omission by the Borrower or the Guarantor shall not be construed as a consent to any other or subsequent act or omission, or as a waiver of the requirement for consent of the Lender to be obtained in any future or other instance.  All remedies of the Guaranteed Parties against the Borrower and the Guarantor are cumulative.

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SECTION 5.07.  No Release.  The Guarantor shall not be released from its obligations under this Guaranty except by a writing signed by the Administrative Agent.

SECTION 5.08. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 11(e) of the Credit Agreement. All communications and notices hereunder to the Guarantor shall be addressed to the Guarantor care of the Borrower at the address indicated in the Credit Agreement.

SECTION 5.09. Binding Effect; Several Agreement. This Agreement shall become effective as to the Guarantor when a counterpart hereof executed on behalf of the Guarantor shall have been delivered to the Administrative Agent and thereafter shall be binding upon the Guarantor and the Guaranteed Parties and their respective successors and assigns, and shall inure to the benefit of the Guarantor and the Guaranteed Parties and their respective successors and assigns, except that no Guarantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly contemplated by this Guaranty or the Credit Agreement. This Guaranty shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to the Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

SECTION 5.10. Costs and Expenses; Indemnification.

(a) Each Guarantor jointly and severally agrees to pay upon demand to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel, which the Guaranteed Parties may incur in connection with (i) the administration of this Guaranty, (ii)  the collection or enforcement of the Guaranteed Obligations, and (iii) the failure of the Guarantor to perform or observe any of the provisions hereof.

(b) Without limitation of its indemnification obligations under the other Loan Documents, each Guarantor jointly and severally agrees to indemnify the Guaranteed Parties and the other Indemnitees against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, disbursements and other charges of counsel, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, any claim, litigation, investigation or proceeding (whether or not any Indemnitee is a party thereto) relating to the execution, delivery or performance of this Guaranty; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c)  Any such amounts payable as provided hereunder shall be additional Guaranteed Obligations.  The provisions of this Section 5.10 shall remain operative and in full force and effect regardless of the termination of this Guaranty or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Guaranty or any other Loan Document, or any investigation made by or on behalf of the Guaranteed Parties. All amounts due under this Section 5.10 shall be payable on written demand therefor.

SECTION 5.11. GOVERNING LAW. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

SECTION 5.12. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS. EACH P ARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.12.

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SECTION 5.13. Severability. In the event anyone or more of the provisions contained in this Guaranty should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.14 Counterparts. This Guaranty maybe executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract (subject to Section 5.09), and shall become effective as provided in Section 5.09. Delivery of an executed signature page to this Guaranty by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.15. Headings. Article and Section headings used herein are for the purpose of reference only, are not part of this Guaranty and are not to affect the construction of, or to be taken into consideration in interpreting, this Guaranty.

SECTION 5.16. Jurisdiction; Consent to Service of Process.

(a) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any California state court or Federal court of the United States of America sitting in the Central District of California, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such California or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that, to the extent permitted by law, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that the Administrative Agent or any other Guaranteed Party may otherwise have to bring any action or proceeding relating to this Guaranty or the other Loan Documents against the Guarantor or its properties in the courts of any jurisdiction.

(b) Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or the other Loan Documents in any California State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Guaranty irrevocably consents to service of process in the manner provided for notices in Section 5.08. Nothing in this Guaranty will affect the right of any party to this Guaranty to serve process in any other manner permitted by law.

MENTOR INTERNATIONAL HOLDINGS, INC.

By:
Michael O'Neill Vice President and Chief Financial Officer

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